Exhibit 99.1
Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE	CONTACT:	Ned Mavrommatis, CFO
201-996-9000; fax: 201-996-9144
ned@id-systems.com
I.D. Systems, Inc. Reports Third Quarter Financial Results and
Announces $3 Million Share Repurchase Program
Woodcliff Lake, NJ, November 4, 2010—I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the third quarter and nine-month period ended September 30, 2010.
•	Revenue for the quarter increased 8% to $6.5 million, compared to $6.0 million for the second quarter of 2010, attributable primarily to increased sales of wireless vehicle management systems.
•	Gross margin for the quarter was 52%.
•	Selling, general and administrative (“SG&A”) costs decreased 34% to $4.4 million, compared to $6.7 million for the second quarter of 2010.
•	Net loss for the quarter was reduced by 54% to $1.9 million, or ($0.17) per basic and diluted share, compared to $4.0 million, or ($0.36) per basic and diluted share, for the second quarter of 2010.
•
Cash, cash equivalents, and marketable securities as of September 30, 2010, increased $1.2 million to $28.3 million, compared to $27.1 million, net of a $1.1 million line of credit, as of June 30, 2010.

In addition, on November 3, 2010, I.D. Systems’ Board of Directors authorized the repurchase of issued and outstanding shares of the company’s common stock having an aggregate value of up to $3 million pursuant to a share repurchase program. The repurchases under this program will be made from time to time in the open market or in privately negotiated transactions and will be funded from I.D. Systems’ working capital. The amount and timing of such repurchases will be dependent upon the price and availability of shares, general market conditions, and the availability of cash, as determined at the discretion of I.D. Systems’ management.
“The growth of our wireless industrial vehicle management business, the recurring service contract revenue from the trailer tracking business of our Asset Intelligence subsidiary, and our efforts to reduce operating costs are all positive trends that contributed to our substantially lower net loss for the quarter,” said Jeffrey Jagid, I.D. Systems’ Chairman and Chief Executive Officer. “We also increased our net cash position by over $1 million, with no debt. With the market for our core wireless vehicle management solutions rebounding from the global economic downturn of 2009, we are optimistic that our business will continue to improve.”
For the nine-month period ended September 30, 2010, revenues were $18.6 million, compared to $7.5 million for the nine months ended September 30, 2009. Gross margin for the nine-month period was 56%, compared to 53% for the corresponding period in 2009.  Net loss for the period was $9.9 million, or ($0.89) per basic and diluted share, compared to net loss of $8.4 million, or ($0.77) per basic and diluted share, for the nine months ended September 30, 2009. The nine-month period ended September 30, 2010 includes the results of I.D. Systems’ Asset Intelligence subsidiary acquired in January, 2010, which are not included in the 2009 period.
Highlights for the third quarter ended September 30, 2010 included:
•	Expansion of I.D. Systems’ solutions with existing customers, including Ford, Nestlé, and Walgreens.
•	Initial implementations of I.D. Systems’ PowerFleet® Wireless Vehicle Management System on the industrial truck fleets of Boar’s Head and Campbell’s Soup, among other new customers.
•
Growing channel sales of PowerFleet® through I.D. Systems’ marketing partner, The Raymond Corporation, a leading industrial truck manufacturer, with initial system deployments for a Fortune 500 retailer, a Fortune 500 healthcare supplier, and other new end-users.

•	Initial deployments of the VeriWise™ Track & Trace product from I.D. Systems’ Asset Intelligence subsidiary on the trailer fleets of new customers, including the Container Port Group.
•	Expansion of I.D. Systems’ intellectual property portfolio, including the award of new patents on mobile asset management and remote, automated asset maintenance activities.
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Expanding the range of wireless solutions
“During the third quarter, in addition to sales and revenue gains, we achieved a reduction in operating expenses, compared to the second quarter of 2010,” said Mr. Jagid. “We are confident we will be able to drive costs even lower by early 2011, and continue to improve our overall financial results.”
SG&A expenses for the three months ended September 30, 2010, were $4.4 million, compared to $6.7 million for the second quarter of 2010. SG&A expenses for the nine months ended September 30, 2010, were $17.6 million, compared to $11.6 million for the corresponding period of 2009, reflecting expenses related to the acquisition of the Asset Intelligence business unit.
Research and development (“R&D”) expenses for the third quarter of 2010 were flat at $1.1 million compared to the second quarter of 2010. For the nine months ended September 30, 2010, R&D expenses were $3.4 million, compared to $2.0 million for the corresponding period in 2009, primarily reflecting investments in new Asset Intelligence products coming to market in 2010.
Investor Conference Call
I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Time on Thursday, November 4, 2010. Jeffrey Jagid, Chairman and Chief Executive Officer of I.D. Systems, will lead a discussion on the results of the quarter and recent developments. After opening remarks and a discussion of the quarter, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the Company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.
About I.D. Systems
Based in Woodcliff Lake, New Jersey, with subsidiaries in Germany and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity. For more information, please visit www.id-systems.com.
“Safe Harbor” Statement
This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  All statements other than statements of historical fact are statements that could be forward-looking statements.  For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
— Tables to Follow —
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Expanding the range of wireless solutions
I.D. Systems, Inc. and Subsidiaries
Statement of Operations Data
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2010	2009	2010
Revenue:
Products	$1,218,000	$2,542,000	$4,367,000	$6,394,000
Services	623,000	3,948,000	3,093,000	12,233,000

	1,841,000	6,490,000	7,460,000	18,627,000

Cost of revenue:
Cost of products	603,000	1,507,000	2,291,000	3,347,000
Cost of services	339,000	1,595,000	1,209,000	4,891,000

	942,000	3,102,000	3,500,000	8,238,000

Gross profit	899,000	3,388,000	3,960,000	10,389,000

Selling, general and administrative	3,644,000	4,424,000	11,619,000	17,587,000
Research and development expenses	642,000	1,089,000	2,022,000	3,362,000

Loss from operations	(3,387,000)	(2,125,000)	(9,681,000)	(10,560,000)
Interest income	284,000	179,000	913,000	575,000
Interest expense	(44,000)	(1,000)	(87,000)	(56,000)
Other income, net	110,000	89,000	422,000	94,000

Net loss	$(3,037,000)	$(1,858,000)	$(8,433,000)	$(9,947,000)

Net loss per share — basic and diluted	$(0.27)	$(0.17)	$(0.77)	$(0.89)

Weighted average common shares outstanding — basic and diluted	11,075,000	11,253,000	10,963,000	11,231,000

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Expanding the range of wireless solutions
I.D. Systems, Inc. and Subsidiaries
Balance Sheet Data

	December 31, 2009*	September 30, 2010
		(Unaudited)
ASSETS
Cash and cash equivalents	$19,481,000	$16,049,000
Investments — short term	33,909,000	2,883,000
Accounts receivable, net	3,252,000	4,675,000
Note and lease receivable — current	—	77,000
Inventory, net	4,487,000	8,003,000
Interest receivable	97,000	86,000
Deferred costs — current	—	695,000
Prepaid expenses and other current assets	686,000	1,829,000

Total current assets	61,912,000	34,297,000

Investments — long term	6,752,000	9,344,000
Note and lease receivable — less current portion	—	1,088,000
Deferred costs — less current portion	—	2,028,000
Fixed assets, net	917,000	4,122,000
Other assets	—	272,000
Goodwill	619,000	1,573,000
Intangible assets, net	375,000	5,451,000

	$70,575,000	$58,175,000

LIABILITIES
Accounts payable and accrued expenses	$2,094,000	$6,641,000
Line of credit	11,638,000	—
Deferred revenue — current	501,000	877,000

Total current liabilities	14,233,000	7,518,000
Deferred revenue — less current portion	461,000	3,429,000

Total liabilities	14,694,000	10,947,000

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	—	—
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,284,000 and 12,466,000 shares issued at December 31, 2009 and September 30, 2010, respectively; shares outstanding, 11,075,000 and 11,253,000 at December 31, 2009 and September 30, 2010, respectively	120,000	121,000
Additional paid-in capital	103,596,000	104,780,000
Accumulated deficit	(36,859,000)	(46,806,000)
Accumulated other comprehensive (loss) income	(60,000)	59,000

	66,797,000	58,154,000
Treasury stock, at cost	(10,916,000)	(10,926,000)

Total stockholders’ equity	55,881,000	47,228,000

Total liabilities and stockholders’ equity	$70,575,000	$58,175,000

*	Derived from audited balance sheet as of December 31, 2009.
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I.D. Systems, Inc. and Subsidiaries
Statement of Cash Flows Data
(Unaudited)

	Nine months ended September 30,
	2009	2010
Cash flows from operating activities:
Net loss	$(8,433,000)	$(9,947,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	(132,000)	92,000
Re-measurement of contingent consideration	—	(110,000)
Accrued interest income	(28,000)	11,000
Stock-based compensation expense	1,617,000	1,182,000
Depreciation and amortization	404,000	1,447,000
Change in fair value of investments	(422,000)	—
Deferred rent expense	(16,000)	(4,000)
Deferred revenue	226,000	1,959,000
Changes in:
Restricted cash	230,000	—
Accounts receivable	6,439,000	1,548,000
Unbilled receivables	(80,000)	—
Note and lease receivable	—	224,000
Inventory	(2,323,000)	1,720,000
Prepaid expenses and other assets	(243,000)	(336,000)
Deferred costs	—	(2,027,000)
Accounts payable and accrued expenses	(1,641,000)	265,000

Net cash used in operating activities	(4,402,000)	(3,976,000)

Cash flows from investing activities:
Expenditures for fixed assets including website development	(354,000)	(1,406,000)
Business acquisition	—	(15,000,000)
Purchase of investments	(46,134,000)	(10,284,000)
Proceeds from sales and maturities of investments	40,183,000	38,872,000

Net cash (used in) provided by investing activities	(6,305,000)	12,182,000

Cash flows from financing activities:
Proceeds from exercise of stock options	2,000	3,000
Borrowing on line of credit	12,900,000	—
Principal payments on line of credit	(257,000)	(11,638,000)

Net cash provided by (used in) financing activities	12,645,000	(11,635,000)

Effect of foreign exchange rate changes on cash and equivalents	—	(3,000)
Net increase (decrease) in cash and cash equivalents	1,938,000	(3,432,000)
Cash and cash equivalents — beginning of period	12,558,000	19,481,000

Cash and cash equivalents — end of period	$14,496,000	$16,049,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$87,000	$56,000

Noncash activities:
Unrealized (loss) gain on investments	$(28,000)	$154,000

Shares withheld pursuant to stock issuance	$65,000	$10,000

Acquisition:
Fair value of assets acquired	—	$19,695,000
Liabilities assumed	—	(4,695,000)

Net cash paid	—	$15,000,000